As filed with the Securities and Exchange Commission on June 21, 2000.

Registration No. ___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTINENTAL AIRLINES, INC.

(Exact name of Registrant as specified in its charter)

Delaware 1600 Smith Street, Dept. HQSEO 74-2099724

(State or other jurisdiction Houston, Texas 77002 (I.R.S. Employer of incorporation or organization) (Address of principal executive offices) Identification No.)

(Zip Code)

CONTINENTAL AIRLINES, INC.

INCENTIVE PLAN 2000

(Full title of the plan)

Jeffery A. Smisek

Executive Vice President and

General Counsel

Continental Airlines, Inc.

1600 Smith Street, Dept. HQSEO

Houston, Texas 77002

(Name and address of agent for service)

(713) 324-2950

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Class B Common Stock, par value $.01 per share (2)	3,000,000 (3)	$43.79	$131,375,500	$34,684

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the weighted average price of (i) $42.0625 per share at which 406,000 option shares have been granted and (ii) the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices of the Class B Common Stock reported on the New York Stock Exchange of $44.0625 on June 1 6

(2) This registration statement also relates to rights to purchase shares of Series A Junior Participating Preferred Stock of the Registrant. One right is attached to and trades with each share of the Registrant's Class B Common Stock. Until the occurrence of certain events, the rights are not exercisable and will not be evidenced or transferred apart from the Registrant's Class B Common Stock. Any value attributable to such rights is reflected

(3) This registration statement shall also include any additional shares of Class B Common Stock issuable pursuant to the antidilution provisions of the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission ("SEC") by Continental Airlines, Inc. (the "Company" or "Registrant")(Exchange Act File No. 0-9781), are incorporated herein by reference:

(i) Annual Report on Form 10-K for the year ended December 31, 1999;

(ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

  Current Reports on Form 8-K dated January 18, 2000, February 8, 2000, March 15, 2000, March 27, 2000

  and June 13, 2000;

  the description of Registrant's Class B common stock contained in the registration statement (Registration

  No. 0-21542) on Form 8-A, and any amendment or report filed for the purpose of updating such description;

  and

  the description of Registrant's Series A Junior Participating Preferred Stock and related rights contained in the registration statement on Form 8-A dated November 20, 1998, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the Class B common stock offered hereby are being passed upon by Jeffery A. Smisek, Executive Vice President and General Counsel of the Company. Mr. Smisek, as an employee of the Company, is eligible to receive grants of Awards under the Continental Airlines, Inc. Incentive Plan 2000.

Item 6. Indemnification of Directors and Officers.

The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and bylaws provide that the Company will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

"(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer,

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joi n

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or i

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

The Certificate of Incorporation and bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The bylaws of the Company provide as follows:

"No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any

The Company maintains directors' and officers' liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this registration statement.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

See the final paragraph under the heading "Item 6. Indemnification of Directors and Officers" for the undertaking pursuant to Item 512(h) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 21, 2000.

CONTINENTAL AIRLINES, INC.

By:___/S/ JEFFERY A. SMISEK_________________

Jeffery A. Smisek

Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 23, 2000.

Signature Title

                                   *                                                 ve Officer and Director

Gordon M. Bethune (Principal Executive Officer)

                                   *

Lawrence W. Kellner Officer (Principal Financial Officer)

    /s/ CHRISTOPHER T. KENNY                         Staff Vice President and Controller

Christopher T. Kenny (Principal Accounting Officer)

                                   *                                                ;Thomas J. Barrack, Jr.

                                   *                                                ;David Bonderman

                                   *                                                ;Gregory D. Brenneman

                                   *                                                ;Kirbyjon H. Caldwell

                                   *

Patrick Foley

                                   *

Douglas H. McCorkindale

                                   *                                                ;George G.C. Parker

                                   *                                                ;Richard W. Pogue

                                   *                                                ;William S. Price III

                                   *                                                ;Donald L. Sturm

                                   *                                                ;Karen Hastie Williams

                                   *                                                ;Charles A. Yamarone

*By    /s/  SARAH E. HAGY

Sarah E. Hagy

Attorney in-Fact

June 21, 2000

EXHIBIT INDEX

Exhibit No. Description

4.1	Amended and Restated Certificate of Incorporation of the Company -- incorporated by reference to Exhibit 4.1(a) to the Company's Form S-8 Registration Statement (No. 333-06993).
4.2	By-Laws of the Company, as amended to date -- incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K dated November 20, 1998 (the "11/98 8-K").
4.3	Specimen Class B Common Stock Certificate of the Company --incorporated by reference to Exhibit 4.1 to the Company's Form S-1 Registration Statement (No. 33-68870).
4.4	Rights Agreement, dated as of November 20, 1998, between the Company and Harris Trust and Savings Bank -- incorporated by reference to Exhibit 4.1 to the 11/98 8-K.
4.4(a)

First Amendment to Rights Agreement, dated as of February 8, 2000 -- incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 8, 2000 (File No. 0-9781) (the "2/00 8-K).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock, included as Exhibit A to Exhibit 4.4 -- incorporated by reference to Exhibit 4.2 to the 11/98 8-K.
4.6	Form of Right Certificate, included as Exhibit B to Exhibit 4.4 -- incorporated by reference to Exhibit 4.3 to the 11/98 8-K.
4.7	Summary of Rights to Purchase Preferred Shares, included as Exhibit C to Exhibit 4.4 -- incorporated by reference to Exhibit 4.3 to the 11/98 8-K.
4.8

Warrant Agreement dated as of April 27, 1993 among the Company and the Company as warrant agent -- incorporated by reference to Exhibit 4.7 to the Company's Current Report on Form 8-K dated April 16, 1993 (File No. 0-9781).

4.9	Continental Airlines, Inc. Incentive Plan 2000, as amended and restated -- incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated March 27, 2000.
4.10	Form of Employee Stock Option Grant pursuant to the Incentive Plan 2000.
5	Opinion of Executive Vice President and General Counsel.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Executive Vice President and General Counsel (included in Exhibit 5).
24

Powers of Attorney (Gordon M. Bethune, Lawrence W. Kellner, Thomas J. Barrack, David Bonderman, Gregory D. Brenneman, Kirbyjon H. Caldwell, Patrick Foley, Douglas H. McCorkindale, George G.C. Parker, Richard W. Pogue, William S. Price, Donald L. Sturm, Karen Hastie Williams, Charles A. Yamarone).